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                                 EXHIBIT (11)

                                CMI CORPORATION
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
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                                           Three Months Ended  Six Months Ended
                                                 June 30            June 30
                                           ------------------  ----------------
                                             1997      1996      1997     1996
                                           -------   --------  -------  -------

PRIMARY EARNINGS PER SHARE

Net earnings per condensed statements
  of earnings                              $ 2,230    1,784     3,654   3,879

Deduct dividends on preferred stock              -        0         -     121
                                           -------   ------    ------  ------

Net earnings applicable to common
  stock                                    $ 2,230    1,784     3,654   3,758
                                           =======   ======    ======  ======

Weighted average outstanding common
 shares                                     21,078   20,387    21,045  20,384

Add dilutive effect of outstanding
 stock options (as determined using
 the treasury stock method)                     94      425       118     409
                                           -------   ------    ------  ------

Weighted average outstanding common
 shares and common share equivalents,
  as adjusted                               21,172   20,812    21,163  20,793
                                           =======   ======    ======  ======

Primary earnings per share                 $   .11      .09       .17     .18
                                           =======   ======    ======  ======

FULLY DILUTED EARNINGS PER SHARE

Net earnings applicable to common
 stock as shown in primary
  computation above                        $ 2,230    1,784     3,654   3,758
                                           -------   ------    ------  ------

Weighted average outstanding common
 shares                                     21,078   20,387    21,045  20,384

Add fully dilutive effect of
 outstanding stock options (as
 determined using the treasury stock
 method)                                        94      425       118     409
                                           -------   ------    ------  ------

Weighted average outstanding common
 shares and common share equivalents,
  as adjusted                               21,172   20,812    21,163  20,793
                                           =======   ======    ======  ======

Fully diluted earnings per share           $   .11      .09       .17     .18
                                           =======   ======    ======  ======

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